Exhibit 99.1

                 OIL STATES ACQUIRES PHILLIPS CASING AND TUBING

    HOUSTON, June 2 /PRNewswire-FirstCall/ -- Oil States International, Inc. (NYSE: OIS) today announced that its Tubular Services segment, through a subsidiary of Sooner Inc., has purchased Phillips Casing and Tubing, L.P. ("Phillips") for $31.4 million in total consideration. Phillips distributes oil country tubular goods ("OCTG"), primarily carbon ERW (electronic resistance welded) pipe, from its facilities in Midland and Godley, Texas. For the twelve months ended December 31, 2004, Phillips generated approximately $116.5 million of revenues and $11.5 million of EBITDA (defined as net income plus interest, taxes, depreciation and amortization).(A) The transaction was executed as an acquisition of the partnership interests of Phillips and was funded through Oil States' existing credit facility.

    "We are excited about the Phillips acquisition," stated Christopher E. Cragg, president of Sooner. "Phillips expands our presence in the growing West Texas and Barnett Shale markets, broadens our customer base and enhances our access to OCTG supply. In addition, this transaction strengthens our distribution network improving our ability to meet our customers' growing OCTG needs."

    "The Phillips acquisition is consistent with our objective of growing through accretive acquisitions in our existing business lines," Douglas E. Swanson, Oil States' president and chief executive officer stated. "The transaction provides opportunities to access to key growth markets within the oilfield service industry. We expect that the transaction will be accretive to our 2005 earnings by approximately $0.05 per diluted share."

    Oil States International, Inc. is a diversified oilfield services company. With locations around the world, Oil States is a leading manufacturer of products for deepwater production facilities and subsea pipelines, and a leading supplier of a broad range of services to the oil and gas industry, including production-related rental tools, work force accommodations and logistics, oil country tubular goods distribution, hydraulic workover services and land drilling services. Oil States is organized in three business segments -- Offshore Products, Tubular Services and Well Site Services, and is publicly traded on the New York Stock Exchange under the symbol OIS. For more information on the Company, please visit Oil States International's website at http://www.oilstatesintl.com .

    The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the "Business" section of the Form 10-K for the year ended December 31, 2004 filed by Oil States with the SEC on March 2, 2005.

     (A) The term EBITDA consists of net income plus interest, taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles. You should not consider it in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA as a supplemental disclosure because its management believes that EBITDA provides useful information regarding our ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.

SOURCE  Oil States International, Inc.
    -0-                             06/02/2005
    /CONTACT:  Cindy B. Taylor of Oil States International, Inc.,
+1-713-652-0582/
    /Web site:  http://www.oilstatesintl.com /